EXHIBIT 32.1
Certification Pursuant to
18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned, the Chief Executive Officer of Nerdy Inc. (the “Company”), hereby certifies that, to his knowledge on the date hereof:
(a)the annual report on Form 10-K for the period ended December 31, 2024, filed on the date hereof with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(b)information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2025	By:	/s/ Charles Cohn
Name: Charles Cohn
Title: President and Chief Executive Officer
A signed original of this written statement required by Section 906 has been provided to Nerdy Inc. and will be retained by Nerdy Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Certification Pursuant to
18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned, the Chief Financial Officer of Nerdy Inc. (the “Company”), hereby certifies that, to his knowledge on the date hereof:
(a)the annual report on Form 10-K for the period ended December 31, 2024, filed on the date hereof with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(b)information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2025	By:	/s/ Jason Pello
Name: Jason Pello
Title: Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Nerdy Inc. and will be retained by Nerdy Inc. and furnished to the Securities and Exchange Commission or its staff upon request.